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                                                                     EXHIBIT 5.1

Vedder Price     VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                 222 NORTH LASALLE STREET
                 CHICAGO, ILLINOIS 60601-1003
                 312-609-7500
                 FACSIMILE: 312-609-5005

                 A PARTNERSHIP INCLUDING VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C. WITH OFFICES IN CHICAGO AND NEW YORK CITY



                 December 22, 2000



PrivateBancorp, Inc.                           PrivateBancorp Capital Trust I
Ten North Dearborn Street                      Ten North Dearborn Street
Chicago, Illinios 60602                        Chicago, Illinois 60602

     Re:  Registration Statement on Form S-1
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Ladies and Gentlemen:

     We have acted as counsel to PrivateBancorp, Inc., a Delaware corporation (the "Company"), and PrivateBancorp Capital Trust I, a statutory business trust created under the laws of Delaware (the "Capital Trust"), in connection with the filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"), for the purpose of registering the Trust Preferred Securities to be issued by Capital Trust and the Guarantee and the Junior Subordinated Debentures to be issued by the Company to Capital Trust in connection with the issuance of the Trust Preferred Securities. All capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

     In rendering this opinion, we have reviewed: (i) the form of Amended and Restated Trust Agreement to be entered into by and among the Company, the Delaware Trustee, the Property Trustee and the Administrative Trustees (the "Trust Agreement"), pursuant to which the Preferred Securities are to be issued;
(ii) the form of Indenture to be entered into by and between the Company and the Trustee (the "Indenture") which will govern the Junior Subordinated Debentures to be issued by the Company; and (iii) the form of Preferred Securities Guarantee Agreement to be entered into by and between the Company and the Guarantee Trustee (the "Guarantee Agreement"), pursuant to which the Company will guarantee certain obligations of the Trust with respect to the Preferred Securities.
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PrivateBancorp, Inc.
PrivateBancorp Capital Trust I
December 22, 2000
Page 2


     In so acting, we have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed as follows:

     Based upon the foregoing, we are of the following opinions:

     1. The execution and delivery by the Company of each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly and validly authorized.

     2. The Junior Subordinated Debentures to be issued by the Company to Capital Trust will, when issued in accordance with the terms of the Indenture as described in the Registration Statement at the time it becomes effective, constitute valid and binding obligations of the Company.

     3. The Guarantee Agreement when provided by the Company in accordance with the terms stated in the Registration Statement at the time it becomes effective and upon issuance of the Preferred Securities in accordance with the terms described in the Registration Statement, will constitute a valid and binding obligation of the Company.

     In rendering the foregoing opinion, we have relied to the extent we deem appropriate on the opinion of Richards, Layton & Finger, special counsel to Capital Trust and the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ